EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Theodore Ralston, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of General Enterprise Ventures, Inc. on Form 10-Q for the period ended March 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of General Enterprise Ventures, Inc. at the dates and for the periods indicated.

Date: May 20, 2025

By:	/s/ Theodore Ralston
Theodore Ralston
Chief Executive Officer

I, Nanuk Warman, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of General Enterprise Ventures, Inc. on Form 10-Q for the period ended March 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of General Enterprise Ventures, Inc. at the dates and for the periods indicated.

Date: May 20, 2025

By:	/s/ Nanuk Warman
Nanuk Warman
Chief Financial Officer